Exhibit 99.1

Trilogy Metals Announces Commencement of 2026 Summer Field Program at the Upper Kobuk Mineral Projects in Alaska

VANCOUVER, BC, June 9, 2026 /CNW/ - Trilogy Metals Inc. (NYSE American: TMQ) (TSX: TMQ) ("Trilogy Metals", "Trilogy" or the "Company") announced today that field crews have successfully mobilized to site and seasonal field operations are officially underway for the 2026 summer exploration program at the Upper Kobuk Mineral Projects ("UKMP") in northwestern Alaska's Ambler Mining District.

Highlights

  Fully Funded Program Centered on Advancing the High-Grade Arctic Copper-Zinc-Lead-Gold-Silver Project Toward Construction Decision
  Target Assessments for Drilling Along 100-Kilometer VMS Belt to Underpin District-Wide Exploration Planning for 2027
  Bornite Camp Upgrades to Set the Stage for Accelerated Exploration and Development in 2027
  Ron Rimelman Appointed President of Ambler Metals to Lead the Joint Venture Through Permitting and Development

The UKMP asset portfolio, which encompasses approximately 190,929 hectares and hosts both the high-grade Arctic polymetallic deposit (the "Arctic Project" or "Arctic") and the Bornite copper-cobalt deposit (the "Bornite Project" or "Bornite"), is being advanced by Ambler Metals LLC ("Ambler Metals"). Ambler Metals is a 50/50 joint venture operating company equally owned by Trilogy and South32 Limited (ASX, LSE, JSE: S32; ADR: SOUHY) ("South32"). Arctic is one of the highest-grade, undeveloped open-pittable copper deposits in the world, with an estimated average grade of approximately 5% copper equivalent1,2, bolstered by material precious metals by-product credits.

The previously announced 2026 Ambler Metals field program is designed to execute critical technical, environmental, and exploration milestones required to prepare the Arctic Project for future development decisions.

Tony Giardini, President and CEO of Trilogy, commented: "We are thrilled to have crews back in the field and drill rigs turning on the ground at the Upper Kobuk Mineral Projects. Following two seasons of reduced activity, this robust, fully funded field program marks a significant inflection point for our joint venture. Coming on the heels of our permit submissions and the inclusion of the high-grade Arctic copper-zinc-lead-gold-silver project on the FAST-41 permitting dashboard, this program builds on positive momentum as we generate the engineering, environmental, and technical data we need to progress toward a construction decision and prepare the broader district for an aggressive exploration push in the years ahead. I want to thank the Ambler Metals team, our partners at South32 and NANA Regional Corporation, and the local communities whose continued collaboration makes this work possible."

Ambler Metals Field Program Now Underway

With the 2026 field season now starting, Ambler Metals has moved from planning into the execution of a fully financed program that is expected to encompass approximately 40 drill holes intended to firm up final engineering plans for the development of the Arctic mine. Alongside the drilling, the season's priorities include re-establishing the exploration camp at Bornite – a stepping stone toward ramping up district-wide exploration and development in 2027 – and initiating drill-target assessments that will form the basis for future regional exploration along the UKMP mineral belt (which hosts Arctic, Bornite, and numerous other polymetallic mineral deposits and prospects – see Figure 1).

The Arctic drill campaign targets a minimum of approximately 5,400 meters, concentrated at the proposed Arctic mine's waste rock storage facilities and tailings footprint areas – to inform mine design, infrastructure placement, and support the permitting process (see Figure 2). A number of these holes are planned to be deepened to probe exploration targets at greater depth along the prospective Arctic mineral horizon. Situated within 3 to 4 kilometers (2 to 2.5 miles) of the Arctic deposit, those targets encompass airborne electromagnetic (VTEM and ZTEM) anomalies that may be associated with volcanogenic massive sulfide ("VMS") mineralization.

The 2026 drill program is being carried out using two diamond drill rigs. This year's favourable snow conditions support the planned start of drilling at the Arctic Project on June 15, and drilling is expected to continue into September, with the campaign efficiently sequenced to combine geotechnical and hydrogeological holes supporting mine design and permitting, with deeper exploration step-outs along the Arctic mineral horizon.

Work at the Bornite camp will be directed primarily at readying the site for an intensified pace of exploration and development of the UKMP in the coming years. Bornite, a carbonate-hosted copper-cobalt deposit located approximately 25 kilometers (15 miles) southwest of Arctic, is projected to yield 1.9 billion pounds of copper over a 17-year mine life3,4 and has the potential to extend copper mining in the district to more than 30 years.

Rounding out the season, the field program will carry out regional exploration aimed at advancing known mineral occurrences and targets across the UKMP, with the goal of readying targets for drilling in 2027. The belt hosts approximately 30 known, historic VMS occurrences and electromagnetic anomalies that are expected to anchor future regional exploration campaigns spanning the 100-kilometer-long (60-mile-long) VMS belt.

Figure 1: The Arctic and Bornite deposits within the Upper Kobuk Mineral Projects area that spans 190,929 hectares (471,796 acres).

LEGEND
Condemnation & Exploration Hole
Geotechnical, Condemnation & Exploration Hole
Geotechnical Hole (Priority A)
Geotechnical Hole (Priority B)
Historical Hole (<75m)
Historical Hole (>75m & <200m)
Historical Hole (>200m)
Waste Rock Facility Footprint
Waste Rock Collection Pond Spillway Footprint
Waste Rock Collection Pond Footprint
Top Soil Stockpile Footprint
Tailings Management Facility Footprint
Process Pond Spillway Footprint
Process Pond Footprint
Process Pond Diversion Channel Footprint
Open-Pit Footprint
Overburden Stockpile Footprint
N
0
0.2
1
kilometers

Figure 2: Simplified, conceptual map of mine plan showing planned drill hole locations.

Ron Rimelman Appointed President of Ambler Metals

Trilogy Metals is also pleased to announce that Ambler Metals has appointed Ron Rimelman as President of Ambler Metals to lead the joint venture management team during the permitting of the Arctic Project. Mr. Rimelman, previously Ambler Metals' Senior Director, Permitting, has been instrumental in the Arctic mine permit submission process and will now lead the Ambler Metals team through receipt of final mine permits and a future construction decision while progressing exploration and development across the broader UKMP.

Mr. Rimelman brings more than 40 years of experience in environmental review and permitting of natural resource projects across North America. He most recently served as Vice President of Environment, Health, Safety and Sustainability at NOVAGOLD Resources, where he led the National Environmental Policy Act ("NEPA") review and federal and state permitting for the Donlin Gold project, and was involved in environmental planning for the Ambler Mining District between 2011 and 2013, prior to its divestment from NOVAGOLD. Earlier, in a consulting capacity, he co-led the third-party Environmental Impact Statement ("EIS") for the expansion of Alaska's Red Dog Mine, directed two NEPA reviews and Clean Water Act permitting for the Kensington Mine, and contributed to the EIS for the tailings expansion at the Greens Creek Mine. His permitting experience spans projects in Nevada, Idaho, Arizona, Colorado, New Mexico, Montana, Michigan, British Columbia, and Australia. A past President of the American Exploration and Mining Association and chair of its Environmental Committee for nine years, Mr. Rimelman has been a prominent national advocate for advancing U.S. critical mineral mining. He holds a Bachelor of Science in Chemical Engineering from the Massachusetts Institute of Technology.

Qualified Persons

Richard Gosse, P.Geo., Vice President Exploration for Trilogy Metals Inc., is a Qualified Person as defined by National Instrument 43-101 – Standard of Disclosure for Mineral Projects and Subpart 1300 of Regulation S-K. Mr. Gosse has reviewed the technical information in this news release and approves the disclosure contained herein.

About Trilogy Metals

Trilogy Metals Inc. is a metal exploration and development company holding a 50 percent interest in Ambler Metals LLC, which has a 100 percent interest in the Upper Kobuk Mineral Projects ("UKMP") in northwestern Alaska. On December 19, 2019, South32 Limited, a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy Metals. The UKMP is located within the Ambler Mining District which is one of the richest and most-prospective known copper-dominant districts in the world. It hosts polymetallic volcanogenic massive sulfide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler Mining District – the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within a land package that spans approximately 190,929 hectares. Ambler Metals has an agreement with NANA Regional Corporation, Inc., an Alaska Native Corporation, that provides a framework for the exploration and potential development of the Ambler Mining District in cooperation with local communities. Trilogy Metals' vision is to develop the Ambler Mining District into a premier North American copper producer while protecting and respecting subsistence livelihoods.

Cautionary Note Regarding Forward-Looking Statements

This news release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, statements regarding timing and planned undertakings of the 2026 field program; the results of the 2026 field program; expected production at Bornite; expected preparations for future field seasons; expected exploration and development decisions at Bornite and Arctic; expected progress on the permitting process; the anticipated benefits of recent management appointments at Ambler Metals; and perceived merit of the properties are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving the outcome of pending litigation, success of exploration activities, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks, prices for energy inputs, labour, materials, supplies and services, uncertainties involved in the interpretation of drilling results and geological tests, unexpected cost increases and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2025 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions, and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

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[1] Technical report entitled "Arctic Project NI 43-101 Technical Report and Feasibility Study" with an effective date of January 20, 2023 and the S-K 1300 report for the Arctic Project titled "Arctic Project S-K 1300 Technical Report Summary, Ambler Mining District, Alaska" dated November 30, 2022 (together, the "Arctic Feasibility Studies").
[2] Copper equivalent grades are calculated using metal prices, recoveries, and payabilities and are based on Probable Mineral Reserves. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability. For a full list of the assumptions used to calculate the copper equivalent grade, please see the Arctic Feasibility Studies.
[3] Technical report entitled "NI 43- 101 Technical Report on the Preliminary Economic Assessment of the Bornite Project, Northwest Alaska, USA" with an effective date of January 15, 2025 and the S-K 1300 technical report summary titled "S-K 1300 Technical Report Summary on the Initial Assessment of the Bornite Project, Northwest Alaska, USA" with an effective date of November 30, 2024 (together, the "Bornite Reports").
[4] Mineral Resources for the Bornite Project are reported in accordance with NI 43-101 and consist solely of Inferred Mineral Resources (208.9 million tonnes grading 1.42% copper, containing approximately 6.5 billion pounds of copper). See the Bornite Reports for additional information, including details with respect to grade, quantity and metal or mineral content.

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SOURCE Trilogy Metals Inc.

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For further information: Company Contact: Matthew Keevil, Vice President, Investor Relations and Business Development, ir@trilogymetals.com, Phone: +1 604 638 8088

CO: Trilogy Metals Inc.

CNW 06:30e 09-JUN-26